Exhibit 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. §1350,

In connection with the Annual Report of Lorus Therapeutics Inc. (the “Company”) on Form 20-F for the period ended May 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Aiping H. Young, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 27, 2012

/s/ Aiping H. Young
Aiping H. Young
President and Chief Executive Officer